SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELANESE AG

(Exact Name of Registrant as Specified in Its Charter)

CELANESE CORPORATION

(Translation of Registrant’s name into English)

Federal Republic of Germany	None

(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)

Incorporation or Organization)

61476 Kronberg im Taunus, Germany

(Address of Principal Executive Offices)

CELANESE STOCK PURCHASE PLAN
FOR HOURLY EMPLOYEES
OF CELANESE ACETATE LLC

(Full Title of the Plan)

Julie K. Chapin, Esq., Vice President and Secretary
Celanese Americas Corporation
86 Morris Avenue
Summit, NJ 07901

(Name and Address of Agent for Service)

(908) 522-7500
(Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

		Proposed	Proposed maximum
	Amount to be	maximum offering	aggregate offering	Amount of
Title of securities to be registered	registered	price per share	price	registration fee

Ordinary Shares with no par value	50,000 shares	$19.98*	$999,000.00*	$91.91

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant’s Ordinary Shares reported on the New York Stock Exchange on July 22, 2002, as reported in The New York Times on July 23, 2002.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), documents containing the information specified in Part I of Form S-8 will be sent or given to each person eligible to participate in the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus (the “Prospectus”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Celanese AG (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)

The Registrant’s annual report on Form 20-F for the year ended December 31, 2001, as filed with the Commission on March 7, 2002 and pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which contains, either directly or indirectly by incorporation by reference, audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b) All other reports filed or furnished by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001, including any subsequent reports on Form 6-K; and

(c)

The description of the ordinary shares of the Registrant with no par value (the “Ordinary Shares”), contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. The Registrant may also incorporate by reference into this Registration Statement any Form 6-K (or portion thereof) subsequently furnished or filed with the Commission by identifying in such Form 6-K that it (or such portion thereof) is being incorporated by reference into this Registration Statement. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained herein, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The Registrant shall furnish without charge to each person to whom the Prospectus is delivered on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Benefits Department, Celanese Americas Corporation, 86 Morris Avenue, Summit, New Jersey 07901, telephone number (908) 522-7511.

          All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

The information required by Item 5 is not applicable to this Registration Statement.

Item 6. Indemnification of Directors and Officers

Celanese maintains liability insurance for members of the Supervisory Board and the Management Board and officers of Celanese, including insurance against liability under the Securities Act.

Item 7. Exemption from Registration Claimed

The information required by Item 7 is not applicable to this Registration Statement.

Item 8. Exhibits

Exhibit
Number	Description

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors’ Reports

24.1	Power of Attorney (included in signature page)

99.1	Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate LLC

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculating of Registration Fee” table in the effective registration statement;

         (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kronberg im Taunus, Federal Republic of Germany, on the 24th day of July, 2002.

CELANESE AG

By:	/s/ Claudio Sonder

Claudio Sonder

Chairman of the Management Board

By:	/s/ Perry W. Premdas

Perry W. Premdas
Member of the Management Board
and Chief Financial Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Celanese AG (the “Registrant”) hereby constitutes and appoints Michael E. Grom and Julie K. Chapin, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name of Signatory	Capacities in Which Signing	Date

/s/ Claudio Sonder	Chairman of the Management Board	July 24, 2002
(Chief Executive Officer)
Claudio Sonder

(Signatures continue on the following page)

/s/ Perry W. Premdas	Member of the Management Board	July 24, 2002
(Principal Financial Officer)
Perry W. Premdas

/s/ Michael E. Grom	Principal Accounting Officer	July 24, 2002

Michael E. Grom

/s/ Ernst Schadow	Member of the Management Board	July 24, 2002

Ernst Schadow

/s/ David N. Weidman	Member of the Management Board	July 24, 2002

David N. Weidman

/s/ Julie K. Chapin	Authorized Representative in the United States	July 24, 2002

Julie K. Chapin

EXHIBIT INDEX
Regulation
S-K Exhibit
Number	Description of Document

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors’ Reports

24.1	Power of Attorney (included in signature page)

99.1	Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate LLC